                               AGENCY AGREEMENT




                          RELATING TO THE OFFERING OF
                             SHARES OF COMMON STOCK

                             BASIC U.S. REIT, INC.




                               November 26, 1996

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                               TABLE OF CONTENTS

1.   Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

2.   Nature of Transaction . . . . . . . . . . . . . . . . . . . . . . . . .  6

3.   Covenants of the Agents . . . . . . . . . . . . . . . . . . . . . . . .  6

4.   Representations, Warranties and Covenants of the Company. . . . . . . .  8

5.   Conditions to Purchase Obligation . . . . . . . . . . . . . . . . . . . 18

6.   Additional Documents Upon Filing of Prospectus. . . . . . . . . . . . . 20

7.   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

8.   Termination of Purchase Obligation. . . . . . . . . . . . . . . . . . . 21

9.   Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

10.  Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

11.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

12.  Survival of Warranties, Representations, Covenants and Agreements . . . 25

13.  General Contract Provisions . . . . . . . . . . . . . . . . . . . . . . 26

SCHEDULE "A"       Details of the Offering
SCHEDULE "B"       Outstanding Convertible Securities
SCHEDULE "C"       Opinion of the Company's Canadian Counsel
SCHEDULE "D"       Opinion of the Company's U.S. Counsel

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                               AGENCY AGREEMENT


November 26, 1996


Basic U.S. REIT, Inc.
7850 Northwest 146th Street
Suite 308
Miami, Florida
U.S.A.  33016

ATTENTION:    CARL MAYNARD, CHIEF EXECUTIVE OFFICER


Dear Sirs:

         Porthmeor Securities Inc., Octagon Capital Canada Corporation and First Marathon Securities Limited (collectively, the "AGENTS") understand that Basic U.S. REIT, Inc. (the "COMPANY") desires to issue and sell securities of the Company having the terms described in Schedule "A" hereto (the "OFFERED SECURITIES"). The offering of the Offered Securities by the Company is hereinafter referred to as the "OFFERING". The Agents also understand that Basic Advisors, Inc. (the "ADVISOR"), a Delaware corporation, will provide day-to-day management for the Company, including acting as investment and financial advisor to the Company with respect to real property investments. The Agents further understand that Basic Capital Funds, an Ontario limited partnership, and Maynard Rich/Abraham Inc., a Florida corporation, (collectively, the "PROMOTERS"), have taken the initiative in organizing the Company and its affairs for the purposes of the Offering.

         It is understood that pursuant to a Purchase and Sale Agreement between Basic Acquisitions, Inc., a Delaware corporation being an affiliate of the Company, (the "AFFILIATE") and Chico Crossroads Center, Ltd. and a Purchase and Sale Agreement between the Affiliate and Miami Gardens Associates, dated May 8, 1996, and July 24, 1996, respectively, as amended, the Company proposes to acquire two commercial real estate properties (the "PROPERTIES") contemporaneously with the completion of the Offering.

         The Agents hereby agree to act as the agents of the Company to use their commercially reasonable best efforts to offer for sale and sell the Offered Securities to Purchasers (as hereafter defined), upon and subject to the terms and conditions contained herein, and by its acceptance the Company agrees to the appointment of the Agents, as the Company's exclusive agents until the Closing Date in respect of the Offering; provided that the Agents shall be under no obligation to purchase any of the Offered Securities.

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                                     - 2 -


         In consideration of the Agents' services to be rendered in connection with the Offering, including, without limitation, assisting in preparing documentation relating to the Offered Securities, including the Preliminary Prospectus and the Final Prospectus (in each case as hereinafter defined), distributing the Offered Securities directly and through other investment dealers and brokers, and performing administrative work in connection with the Offering, the Company agrees to pay the Agency Fee (as hereinafter defined) to the Agents.

         The Company and the Agents acknowledge and agree that if a separate fee were to have been charged to the Company for the services described above, which constitute financial services within the meaning of the EXCISE TAX ACT (Canada), such separate fee would represent more than 50% of the Agency Fee, and the Company further acknowledges and agrees that the Agents will rely on the foregoing in not charging GST on the Agency Fee. In the event that Revenue Canada, Customs, Excise and Taxation determines that GST is exigible on the Agency Fee, the Company agrees to pay the amount of GST forthwith upon request of the Agents.

         The Company agrees that the Agents will be permitted to appoint, at the Agents' sole expense, other registered dealers (or other dealers duly qualified in their respective jurisdictions) as their agents to assist in the Offering and that the Agents shall pay a fee to such other dealers appointed by them of six percent (6%) of the gross proceeds of the sale by such other dealers appointed by them of the Offered Securities.

         This agreement is conditional upon and subject to the additional terms and conditions set forth below.

1.       INTERPRETATION

1.1 Unless expressly provided otherwise, where used in this agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

    "ADVISOR" shall have the meaning ascribed thereto in the first paragraph of this agreement;

    "ADVISORY AGREEMENT" means the agreement dated November 26, 1996 between the Advisor and the Company whereby the Advisor provides services to the Company as described in the first paragraph of this agreement;

    "AFFILIATE" shall have the meaning ascribed thereto in the second paragraph of this agreement;

    "AGENCY FEE" means the fee payable to the Agents, as specified in Schedule "A" hereto;

    "AGENTS" shall have the meaning ascribed thereto in the first paragraph of this agreement;

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                                     - 3 -


    "APPLICABLE SECURITIES LAWS" means Canadian Securities Laws and U.S. Securities Laws;

    "CANADIAN FINAL PROSPECTUS" means the final prospectus of the Company qualifying the Offered Securities under Canadian Securities Laws;

    "CANADIAN PRELIMINARY PROSPECTUS" means the preliminary prospectus, prepared in connection with the qualification of the Offered Securities under Canadian Securities Laws;

    "CANADIAN SECURITIES LAWS" means, collectively, the applicable securities laws of each of the Qualifying Provinces, their respective regulations, rulings, orders and forms prescribed or made thereunder, the applicable policy statements issued by the Securities Commissions thereunder and the securities legislation and policies of each other relevant jurisdiction;

    "CLOSING DATE" means the date on which the Offering is to be completed, as specified in Schedule "A" hereto;

    "COMMISSION" means the United States Securities and Exchange Commission;

    "COMPANY" shall have the meaning ascribed thereto in the first paragraph of this agreement;

    "COMPANY'S INFORMATION RECORD" means all press releases, material change reports, financial statements and other documents of the Company which have been or are publicly disseminated by or as authorized by the Company, whether or not pursuant to the Applicable Securities Laws;

    "EXCHANGE" means a recognized stock exchange in the United States which is also a "prescribed stock exchange" within the meaning of the INCOME TAX ACT (Canada);

    "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

    "FINAL PROSPECTUS" means the Canadian Final Prospectus and the U.S. Prospectus;

    "HAZARDOUS MATERIAL" has the meaning ascribed thereto in subsection 4.1(ao) hereof;

    "INCLUDING" means including without limitation;

    "MATERIAL CHANGE" means a material change for the purposes of the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws means a change in the business, operations or capital of the Company, that would reasonably

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                                     - 4 -


    be expected to have a significant effect on the market price or value of any of the Company's securities and includes a decision to implement such a change made by the Company's board of directors or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

    "MATERIAL FACT" means a material fact for the purposes of the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Company's securities;

    "MISREPRESENTATION" means a misrepresentation for the purposes of the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

    "NP1" means National Policy Statement No. 1 of the Canadian Securities Administrators;

    "OFFERED SECURITIES" shall have the meaning ascribed thereto in the first paragraph of this agreement;

    "OFFERING" shall have the meaning ascribed thereto in the first paragraph of this agreement;

    "OUTSTANDING CONVERTIBLE SECURITIES" means all options, including without limitation options granted or agreed to be granted to officers, directors or employees, and other convertible securities outstanding as at the date of this agreement, whether issued pursuant to an established plan or otherwise;

    "PERSON" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

    "PRELIMINARY PROSPECTUS" means the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

    "PROMOTERS" shall have the meaning ascribed thereto in the first paragraph of this agreement;

    "PROPERTIES" shall have the meaning ascribed thereto in the second paragraph of this agreement;

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                                     - 5 -


    "PURCHASERS" means, collectively, each of the purchasers of Offered Securities arranged by the Agents pursuant to the Offering, including, if applicable, the Agents;

    "QUALIFYING PROVINCES" means each of the provinces of Canada listed in Schedule "A" hereto;

    "REGISTRATION STATEMENT" means the registration statement on Form S-11 (No. 333-13155) with respect to the Offered Securities (which, at the time it becomes effective, shall include the U.S. Prospectus) filed with the Commission for the purpose of registering the Offered Securities for sale in the United States;

    "SECURITIES COMMISSIONS" means, collectively, the securities commissions or similar regulatory authorities in each of the Qualifying Provinces and the Commission;

    "SELLING GROUP" means, collectively, those registered dealers appointed by the Agents to assist in the Offering as contemplated in the fifth paragraph of this agreement;

    "SUPPLEMENTARY MATERIAL" means, collectively, any amendment to the Registration Statement, the Final Prospectus, any amended or supplemental registration statement, prospectus or ancillary material required to be filed with any of the Securities Commissions in connection with the distribution of the Offered Securities;

    "SURVIVAL LIMITATION DATE" means the later of: (i) eighteen months from the Closing Date, and (ii) the latest date under the Applicable Securities Laws relevant to a Purchaser (non-residents of Canada being deemed to be resident in the Province of Ontario for such purposes) that a Purchaser may be entitled to commence an action or exercise a right of rescission with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material; and

    "TIME OF CLOSING" means the time on the Closing Date at which the Offering is to be completed, as specified in Schedule "A" hereto.

    "U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder;

    "U.S. PRELIMINARY PROSPECTUS" means the prospectus included in the Registration Statement prior to the effectiveness thereof;

    "U.S. PROSPECTUS" means the prospectus included in the Registration Statement at the time it becomes effective and as amended by any prospectus filed pursuant to Rule 424(b); and

    "U.S. SECURITIES LAWS" means, collectively, the applicable United States federal and state securities laws, the respective regulations, rulings, orders and forms prescribed thereunder, the applicable policy statements issued and the rules promulgated by the Commission and state Securities Commissions thereunder.

1.2 The division of this agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this agreement.

1.3 This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and time shall be of the essence hereof.

1.4 Except as otherwise indicated, all amounts expressed herein or to be determined hereby in terms of money refer to lawful currency of the United States of America and all payments to be made hereunder shall be made in such currency.

1.5 The following are the schedules attached to this agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

         Schedule A     -    Details of the Offering
         Schedule B     -    Details as to Outstanding Convertible Securities
         Schedule C     -    Opinion of the Company's Canadian Counsel
         Schedule D     -    Opinion of the Company's U.S. Counsel

2.       NATURE OF TRANSACTION

2.1 Each Canadian Purchaser shall purchase pursuant to the Final Prospectus. Each other Purchaser shall purchase in accordance with such procedures as the Company and the Agents may mutually agree, acting reasonably, in order to fully comply with the Applicable Securities Laws. The Company hereby agrees to secure compliance with all securities regulatory requirements of the Qualifying Provinces on a timely basis in connection with the distribution of the Offered Securities to Canadian Purchasers. The Agents agree to assist the Company in all reasonable respects to secure compliance with all regulatory requirements in connection with the Offering.

3.       COVENANTS OF THE AGENTS

3.1 The Agents covenant with the Company that they will (and will use their reasonable efforts to cause the members of the Selling Group to ensure that they will): (i) conduct activities in connection with arranging for the sale and distribution of the Offered Securities in compliance with the Applicable Securities Laws; (ii) not solicit offers to purchase or sell the Offered Securities so as to require registration thereof or filing of a prospectus with respect thereto under the laws of any jurisdiction (other than the Qualifying Provinces or the

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                                     - 7 -


United States) including the United Kingdom, and not solicit offers to purchase or sell the Offered Securities in any jurisdiction outside of Canada or the United States where the solicitation or sale of the Offered Securities would result in any ongoing disclosure requirements in such jurisdiction, any registration requirements in such jurisdiction except for the filing of a notice or report of the solicitation or sale (including, without limitation, forms required to be filed with the United States Securities and Exchange Commission in connection with private placement sales), or where the Company may be subject to liability in connection with the sale of the Offered Securities which is materially more onerous than its liability under Applicable Securities Laws to which it is subject as at the date of this agreement;(iii) refrain from making use of any "green sheet" or other internal marketing document in respect of the Offered Securities without the approval of the Company and comply with the notice dated July 7, 1989 issued by the Ontario Securities Commission with respect to the use of "green sheets" and other marketing material during the waiting period under the SECURITIES ACT (Ontario); (iv) use all reasonable efforts to complete and to cause the members of the Selling Group to complete the distribution of the Offered Securities as soon as practicable and cooperate with the Company in its efforts to market the Offered Securities, including apprising the Company on a weekly basis of the level of sales of the Offered Securities;
(v) notify the Company when, in its opinion, the Selling Group has ceased distribution of the Offered Securities and, if required for regulatory compliance purposes, provide a breakdown of the number of Offered Securities distributed (A) in each of the Qualifying Provinces and (B) in any other jurisdictions; (vi) not make any representations or warranties in respect of the Company or the Offered Securities other than as set forth in the Final Prospectus and, if applicable, Supplementary Material; and (vii) forthwith upon the Company obtaining the necessary receipts therefor from each of the Securities Commissions, deliver one copy of the Final Prospectus and any Supplementary Material to the prospective Purchasers.

3.2 The Agents agree with the Company that the Agents will sponsor the Company in its efforts to have its securities accepted for listing and posted for trading on the Exchange and in that regard the Agents covenant to use all commercially reasonable efforts to cause the Company to have at least four hundred (400) round lot shareholders upon completion of the Offering.

3.3 Porthmeor Securities Inc. represents on its own behalf that it is registered (to sell the Offered Securities) only under the Canadian Securities Laws of the Province of Ontario. Octagon Capital Canada Corporation represents on its own behalf that it is registered (to sell the Offered Securities) only under the Canadian Securities Laws of the Province of Ontario. First Marathon Securities Limited represents on its own behalf that it is registered (to sell the Offered Securities) under the Canadian Securities Laws and that First Marathon (U.S.A.) Inc. is registered (to sell the Offered Securities) only under the U.S. Securities Laws of the State of California and Massachusetts. Each of the Agents severally covenants with the Company that its respective registration (registrations, in the case of First Marathon Securities Limited) will be in good standing on the Closing Date.

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                                    - 8 -


4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

4.1 The Company hereby represents, warrants and covenants to and with the Agents and the Purchasers that:

    (a) it will use all reasonable efforts to file the Final Prospectus and to obtain a final receipt document from the each of the Securities Commissions by not later than January 31, 1997, and shall have taken all other steps and proceedings that may be necessary in order to qualify the Offered Securities for distribution pursuant to the Final Prospectus in each of the Qualifying Provinces by such date;

    (b) the Company has no subsidiaries, whether through direct or indirect holding of securities,

    (c) the Company (i) has been duly incorporated and is and will at the Time of Closing be validly existing and in good standing under the laws of Maryland; (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all required corporate power and authority to create, issue and sell the Offered Securities, to enter into this agreement and to carry out the provisions of this agreement;

    (d) all necessary corporate action has been taken or will have been taken prior to the Time of Closing by the Company so as to validly issue and sell the Offered Securities to the Purchasers and upon receipt by the Company of the purchase price as consideration for the issue of the Offered Securities, such Offered Securities will be validly issued and outstanding as fully paid and non-assessable shares of common stock;

    (e) the Company is in all material respects conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are and will at the Time of Closing be valid, subsisting and in good standing, except in respect of matters which do not and will not result in any material adverse change to the business or affairs (financial or otherwise) of the Company and except for the failure to be so qualified or the absence of any such license, registration or qualification which does not and will not have a material adverse effect on the assets or properties, business, results of operations or affairs (financial or otherwise) of the Company;

    (f) the Company has not received any notice of proceedings relating to the revocation or modification of any certificate, authority, permit or licence which, if the

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                                     - 9 -


         subject of an unfavourable decision, ruling or finding, would materially or adversely affect the conduct of the business, operations, financial condition or income (current or prospective) of the Company;

    (g) as of the date hereof, the outstanding capital of the Company is as set forth in the Registration Statement;

    (h) attached as Schedule "B" is a complete list of all Outstanding Convertible Securities of the Company and, except as set forth in this agreement or in the Canadian Final Prospectus, no person now has any agreement or option or right or privilege capable of becoming an agreement for the purchase, subscription or issuance of any issued or unissued shares, securities or warrants of the Company;

    (i) except as set forth in the Canadian Final Prospectus, since its date of incorporation:

         (i) there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company that has not been publicly disclosed;

         (ii) there has not been any material change in the capital stock or long-term debt of the Company that has not been publicly disclosed;

         (iii) there has not been any material change in the business or affairs (financial or otherwise) or results of the operations of the Company that has not been publicly disclosed;

         (iv) except as has been publicly disclosed, the Company has carried on its business in the ordinary course;

    (j) the notes to the pro forma balance sheet as of September 30, 1996 and the pro forma statements of income for the year ended December 31, 1995 and for the nine months ended September 30, 1996 of the Company contained in the Final Prospectus under the heading "PRO FORMA SELECTED FINANCIAL INFORMATION" are suitably supported and consistent with the plans of the Company, and such pro forma balance sheet and statements of income accurately reflect such notes;

    (k) the pro forma balance sheet as of September 30, 1996 and the pro forma statements of income for the year ended December 31, 1995 and for the nine months ended September 30, 1996 of the Company present fairly the financial condition and results of operation of the Company on the basis of presentation summarized in the notes thereto;

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                                    - 10 -


    (l) there is no action, proceeding or investigation (whether or not purportedly by or on behalf of the Company ) pending or, to the knowledge of the Company or any of its directors and officers, threatened against or affecting the Company, at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which in any way materially adversely affects or could materially adversely affect the Company, or the condition (financial or otherwise) of the Company or which questions the validity of the Offered Securities or of the issuance of the Offered Securities (and the issuance as fully paid and non-assessable shares) or any action taken or to be taken by the Company pursuant to or in connection with this agreement;

    (m) the Company is not in default or in breach in any material respect of, and the execution and delivery of this agreement by them, the performance and compliance with the terms of this agreement and the sale of the Offered Securities by the Company will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the articles, by-laws or resolutions of the Company or any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which any of them is bound or any judgment, decree, order, statute, rule or regulation applicable to any of them;

    (n) the Company will at the Time of Closing be a "reporting issuer" (or its equivalent), not in default, in each of the Qualifying Provinces and the Company will use its reasonable best efforts to maintain such status for a period of at least two years from the Closing Date;

    (o) the auditors of the Company who reviewed, as to compilation only, the pro forma balance sheet and the pro forma statements of income of the Company and who audited the statements of revenue and certain expenses of Chico Crossroads Center Ltd. and Miami Gardens Associates, all as contained in the Final Prospectus, are independent public accountants as required by the Applicable Securities Laws;

    (p) the Company has filed all federal, provincial, state, local and foreign tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is being contested in good faith and in respect of which particulars have been given to the Agents;

    (q) there are no outstanding reassessments which have been issued by any governmental authority relating to any such tax returns of the Company;

    (r) neither the Company nor, to the Company's knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any contract which is material to it and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations or affairs (financial or otherwise) of such entity;

    (s) the net proceeds of the Offering will be used in the manner specified in the Final Prospectus under the heading "USE OF PROCEEDS" and for no other purpose;

    (t) the Company will use its reasonable best efforts to obtain the necessary regulatory consents from the Exchange for the sale of the Offered Securities hereunder, on such conditions as are acceptable to the Agents and the Company, acting reasonably;

    (u) the Company will use its reasonable best efforts to arrange for the listing and posting for trading on the Exchange of the shares comprised in the Offered Securities as soon as possible following the issue thereof;

    (v) prior to the filing of the Final Prospectus and any Supplementary Material, the Company and the Advisor will allow the Agents to participate fully in the preparation of the Final Prospectus and any such Supplementary Material and shall allow the Agents to conduct all due diligence which it may reasonably require to conduct in order to fulfil its obligations and in order to enable the Agents responsibly to execute the certificate required to be executed by it at the end of each of the Final Prospectus and any Supplementary Material;

    (w) the Company will deliver from time to time without charge to the Agents as many copies of the Final Prospectus, the Registration Statement and any Supplementary Material as it may reasonably request for the purposes contemplated hereunder and contemplated by the Applicable Securities Laws and such delivery shall constitute the consent of the Company to the Agents' use of such documents in connection with the distribution to the public of the Offered Securities, subject to the provisions of Applicable Securities Laws and the provisions of this agreement;

    (x) all the information and statements to be contained in the Final Prospectus and any Supplementary Material shall, at the date of delivery thereof, constitute full, true and plain disclosure of all material facts relating to each of the Offering, the Company, on a consolidated basis, the Advisor, the Promoters and the Offered Securities (provided that this representation is not intended to extend to information and statements included in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agents specifically for use therein);


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                                    - 12 -


    (y) at the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, and at the Closing Date, the Registration Statement and the U.S. Prospectus and any amendments thereof and supplements thereto comply or will comply in all material respects with the applicable provisions of the U.S. Securities Laws and do not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (A) in the case of the Registration Statement, not misleading and (B) in the case of the U.S. Prospectus, in light of the circumstances under which they were made, not misleading;

    (z) neither the Final Prospectus nor any Supplementary Material will contain a misrepresentation (provided that this representation is not intended to extend to information and statements included in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agents specifically for use therein);

    (aa) the Final Prospectus and any Supplementary Material shall contain the disclosure required by and conform, in all material respects, to all requirements of Applicable Securities Laws;

    (ab) this agreement and all other contracts required in connection with the issue and distribution of the Offered Securities shall be, at or prior to the Time of Closing, duly authorized, executed and delivered by the Company and shall be valid and binding obligations of it enforceable in accordance with their respective terms subject to:

         (i) bankruptcy, insolvency and other similar laws affecting the rights of creditors generally;

         (ii) the qualification that equitable remedies, including without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction; and

         (iii) rights of indemnity, contribution and waiver of contribution being limited under applicable law;

    (ac) the attributes of the Offered Securities will conform in all material respects with the description thereof described or to be described in the Final Prospectus;


    (ad) the forms of the certificates representing the Offered Securities have been, or will at or prior to the Time of Closing be, duly approved by the Company and comply with the provisions of the laws of its jurisdiction of incorporation and the regulations of the Exchange;

    (ae) during and prior to primary distribution, the Company and the Advisor will take or use their reasonable efforts to cause to be taken all steps and proceedings (including the filing of, and obtaining the issuance of receipts for, the Final Prospectus) that may be requisite under the Applicable Securities Laws to qualify the Offered Securities for sale to the public in the Qualifying Provinces through registrants registered under the Applicable Securities Laws of the Qualifying Provinces who have complied with the relevant provisions thereof;


    (af) at all times until the primary distribution of the Offered Securities has been completed, but in any event not later than thirty days following the Closing Date, the Company will, to the reasonable satisfaction of counsel to the Agents, promptly take or cause to be taken all additional steps and proceedings that may be requisite from time to time under the Applicable Securities Laws of the Qualifying Provinces to continue to so qualify the Offered Securities in the Qualifying Provinces or, in the event that the Offered Securities have, for any reason, ceased to so qualify in the Qualifying Provinces, to again so qualify the Offered Securities;


    (ag) other than as disclosed in the Canadian Final Prospectus and other than the Agents pursuant to this agreement, there is no person acting or purporting to act at the request of the Company or the Advisor, who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the Offering or the other transactions contemplated herein;


    (ah) the Company will promptly notify the Agents in writing if, prior to termination of the distribution of the Offered Securities, there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or change in fact relating solely to the Agents) or any event or development involving a prospective material change or a change in a material fact or any other material change in any or all of the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), capital, ownership, control or management of the Company, on a consolidated basis, or any other change which is of such a nature as to result in, or could result in a misrepresentation in the Preliminary Prospectus, Final Prospectus, Registration Statement or any Supplementary Material or could render any of the foregoing not in compliance with any of the Applicable Securities Laws;


    (ai) the Company will promptly notify the Agents in writing with full particulars of any such actual, anticipated, contemplated, threatened or prospective change referred to in the preceding paragraph and shall, to the reasonable satisfaction of the Agents, file promptly and, in any event, within all applicable time limitation periods with the Securities Commissions a new or amended Preliminary Prospectus, Final Prospectus, Registration Statement or Supplementary Material, as the case may be, or material change report as may be required under the Applicable Securities Laws and shall comply with all other applicable filing and other requirements under the Applicable Securities Laws including any requirements necessary to qualify the issuance and distribution of the Offered Securities and shall deliver to the Agents as soon as practicable thereafter its reasonable requirements of conformed or commercial copies of any such new or amended Preliminary Prospectus, Final Prospectus, Registration Statement or Supplementary Material. The Company will not file any such new or amended disclosure documentation or material change report without first obtaining the written approval of the form and content thereof by the Agents, which approval shall not be unreasonably withheld or delayed;

    (aj) the Company will in good faith discuss with the Agents as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact or other change described in the preceding two paragraphs;


    (ak) the Final Prospectus will accurately and completely set forth all arrangements, financial or otherwise, between the Company and the Advisor and between the Company and the Promoters;


    (al) except as will be disclosed in the Final Prospectus, there are and will be no contracts, agreements, or arrangements to which the Company is a party with any of the shareholders or any director, officer, former director, officer or shareholder of the Advisor or any of its associated or affiliated companies or with any other person with which it does not deal at arm's length (as that term is used for the purposes of the INCOME TAX ACT (Canada));


    (am) the Company will and will cause certain of the directors and officers to use its best efforts to assist in the marketing and presentation of the Company to prospective purchasers of Offered Securities, and to cause its officers and employees to devote the necessary time and effort in this regard;


    (an) all of the real properties of the Company and the buildings constructed thereon will be at the Time of Closing insured against such loss from damage by hazards or risks normally insured against, with reasonable deductibles; such buildings were constructed in accordance with building permits properly issued therefor, if required, and in compliance in all material respects with all applicable building and zoning by-laws; and there are no material defects in such buildings; there are no outstanding work orders or deficiency notices relating to such buildings from or required by any police or fire department, sanitation, health authorities or from any other federal, state, provincial or municipal authority and there is no matter under discussion with any such departments or authorities relating to work orders; such buildings and all chattels required for the effective operation of such buildings are in good operating condition and are in a state of good repair and maintenance reasonable wear and tear excepted;

    (ao) all of the real properties of the Company and the buildings constructed and operations thereon comply in all material respects with applicable federal, state, provincial and municipal environmental, health and safety statutes, regulations and permits; none of such properties, buildings or operations is subject to any judicial or administrative proceeding alleging any material violation of any federal, state, provincial or municipal environmental, health or safety statute or regulation or is subject to any investigation, by or on behalf of the Company, evaluating whether any remedial action is needed to respond to a release of any Hazardous Material (as hereinafter defined) into the environment; neither the Company nor, to the best of the Company's knowledge, any tenant in any property in which the Company has a direct or indirect interest, has filed any notice under any federal, state, provincial or municipal law indicating past or present treatment, storage or disposal of a Hazardous Material or reporting a spill or release of an Hazardous Material into the environment involving any of the real properties of the Company other than those which have been remediated; none of the real properties of the Company has at any time been used as a waste storage site or waste disposal site or has been used to operate a waste management business during the time the Company has owned such properties, and no such use was made of any of the properties prior to the purchase of such properties by the Company; the Company does not have a contingent liability of which it has knowledge or reasonably should have knowledge in connection with any release of any Hazardous Material on or into the environment from any of the real properties of the Company or the buildings or operations thereon; neither the Company nor any tenant in any property in which the Company has a direct or indirect interest, generates, transports, treats, stores or disposes of any waste, subject waste, hazardous waste, deleterious substance, industrial waste (as defined in applicable federal, state, provincial or municipal legislation) on any of the real properties of the Company in contravention of applicable federal, state, provincial or municipal laws or regulations enacted for the protection of the natural environment or human health; no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the real properties of the Company in contravention of applicable federal, state, provincial or municipal laws or regulations enacted for the protection of the natural environment or human health; and for the purposes of this subsection 4.1(ao), "HAZARDOUS MATERIAL" means any contaminant, pollutant, waste, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, waste, subject waste, deleterious substance, industrial waste, toxic matter, hazardous waste or dangerous goods as defined by applicable federal, state, provincial or municipal laws or regulations enacted for the protection of the natural environment or human health;

    (ap) American Stock Transfer and Trust Company has been duly appointed the registrar and transfer agent for the Offered Securities at its principal transfer office;


    (aq) the minute books of the Company, provided to counsel to the Agents contain copies of the articles and by-laws of the Company and all resolutions of the directors and shareholders of the Company;


    (ar) during the period commencing on the date hereof and ending on the 90th day following the Closing Date, without the prior written consent of the Agents which shall not be unreasonably withheld, the Company will not issue or announce the issuance of any shares of common stock or any other securities which are convertible into or exchangeable for shares of common stock; provided, however, that this covenant shall not apply to the Offered Securities to be distributed by or through the Agents as contemplated herein and shall not apply to the issuance of shares of common stock pursuant to stock options granted under the stock option plan referred to under "MANAGEMENT - Stock Option Plan" in the Final Prospectus and the dividend reinvestment plan referred to under "Dividend Reinvestment Program" in the Final Prospectus;


    (as) the Company has prepared and filed with the Commission, in conformity with the requirements of U.S. Securities Laws, a registration statement on Form S-11 (No. 333-13155), including the U.S. Preliminary Prospectus. The Company has also prepared and proposes to file with the Commission, in conformity with the requirements of the U.S. Securities Laws, an amendment to the registration statement, including the U.S. Prospectus;


    (at) there is no document or contract of a character required to be described in the Registration Statement or to be filed with any Securities Commission as an exhibit to the Registration Statement or the Final Prospectus pursuant to Applicable Securities Laws which is not described or filed as required;


    (au) the Company is not, and upon consummation of the transactions contemplated in this agreement will not be, an "investment company" as such term is defined in the United States Investment Company Act of 1940, as amended;


    (av) the Company shall use all reasonable efforts to cause the Registration Statement to become effective;


    (aw) the Company will make generally available (within the meaning of Rule 158 under the U.S. Securities Act) to its shareholders as soon as reasonably practicable, but not later than 60 days after the end of its fiscal quarter (140 days if such quarter coincides with the Company's fiscal year end) in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement covering a period of at least twelve consecutive months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the 1933 Act;

    (ax) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time;


    (ay) the Company shall furnish to the Agents, without charge, one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and shall furnish to the Agents and each agent designated by the Agents such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request;


    (az) the Company will not file any amendment or supplement to the Registration Statement, whether before or after the time upon which it becomes effective, or make any amendment or supplement to the Prospectus of which the Agents shall not previously have been advised or to which the Agents shall reasonably object; and agrees to prepare and file with the Commission promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be required under Applicable Securities Laws in connection with the distribution of the Offered Securities by you, and to use its best efforts to cause the same to become properly effective.


    (ba) as of the Closing Date, the Company will have obtained an Owner's Policy of Title Insurance (or an irrevocable commitment to issue such a policy) on each of the Properties, in an amount not less that the cost of acquisition of such Properties, and such title insurance is or will be in full force and effect subject to customary exceptions;


    (bb) as of the Closing Date, and after giving effect to the transaction described in the Registration Statement, the Company will be organized and intends to operate in a manner so as to qualify as a real estate investment trust ("REIT") under Sections 856 through 859 of the Code, and the Company will elect to be taxed as a REIT under the Code effective for the fiscal year ended December 31, 1997;


    (bc) the Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the U.S. Securities Act; and

    (bd) except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

5.       CONDITIONS TO PURCHASE OBLIGATION

5.1 The following are conditions of the Agents' and Purchasers' obligations to close the purchase of the Offered Securities from the Company as contemplated hereby (in respect of which the Agents shall act in good faith in determining whether such conditions have been fulfilled), which conditions the Company covenants to exercise its best efforts to have fulfilled at or prior to the Time of Closing, which conditions may be waived in writing in whole or in part by the Agents:

    (a) the Company will have made and/or obtained the necessary filings, approvals, consents and acceptances to or from, as the case may be, the Securities Commissions and the Exchange required to be made or obtained by the Company in connection with the Offering, on terms which are acceptable to the Company and the Agents, acting reasonably, prior to the Closing Date, it being understood that the Agents will do all that is reasonably required to assist the Company to fulfil this condition;

    (b) the shares comprised in the Offered Securities will have been accepted for listing by the Exchange, subject to the usual conditions, and will, as soon as possible following their issue, be posted for trading on the Exchange;

    (c) the Company's and the Advisor's boards of directors will have authorized and approved this agreement and such other agreements pursuant to which the Offered Securities are to be issued, the sale and issuance of the Offered Securities and all matters relating to the foregoing;

    (d) the Company will deliver a certificate under its corporate seal and signed on behalf of each of them by the respective chief executive officer and the chief financial officer or such other senior officers as may be acceptable to the Agents, acting reasonably, addressed to the Agents and dated the Closing Date, in form and content satisfactory to the Agents' counsel, acting reasonably, certifying that:

         (i) no order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued, no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Offered Securities or any of the Company's issued securities has been issued and no proceedings for such purpose are pending or, to the knowledge of such officers, threatened;

         (ii) to the knowledge of such officers, there has been no adverse material change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company since the date hereof which has not been generally disclosed;

         (iii) since the date hereof, no material change relating to the Company, except for the Offering, has occurred;

         (iv) the pro forma balance sheet as of September 30, 1996 and the pro forma statements of income for the year ended December 31, 1995 and for the nine months ended September 30, 1996 of the Company present fairly the financial condition and results of operation of the Company, on the basis of presentation summarized in the notes thereto;

         (v) the representations and warranties of the Company contained in this agreement are true and correct at the Time of Closing, with the same force and effect as if made by the Company as at the Time of Closing after giving effect to the transactions contemplated hereby; and

         (vi) the Company has complied with all the covenants and satisfied all the terms and conditions of this agreement on its part to be complied with or satisfied at or prior to the Time of Closing;

    (e) the Company will have caused a favourable legal opinion to be delivered by its Canadian and U.S. counsel, addressed to the Agents and the Agents' counsel with respect to such matters as the Agents may reasonably request relating to this transaction, acceptable in all reasonable respects to the Agents' counsel, including substantially those matters identified in Schedule "C" (Canadian counsel) and Schedule "D" (U.S. counsel) hereto. In giving such opinions, counsel to the Company shall be entitled to rely, to the extent appropriate in the circumstances, upon local counsel and shall be entitled as to matters of fact not within their knowledge to rely upon a certificate of fact from responsible persons in a position to have knowledge of such facts and their accuracy and such opinions shall be subject to the customary assumptions, qualifications and exceptions;

    (f) the Company will deliver a certificate of its registrar and transfer agent as to the issued and outstanding shares of common stock of the Company; and

    (g) the Offered Securities shall be listed on a United States stock exchange which is a "prescribed stock exchange" for the purposes of the INCOME TAX ACT (Canada), and shall be either registered under the SECURITIES EXCHANGE ACT OF 1934, as amended or listed on an "over-the-counter market" within the meaning of applicable United States federal income tax regulations, and the Properties shall be acquired contemporaneously with the completion of the Offering.

6.       ADDITIONAL DOCUMENTS UPON FILING OF PROSPECTUS

6.1 The Company shall cause to be delivered to the Agents concurrently with the filing of the Final Prospectus and any Supplementary Material executed by the Agents a comfort letter dated the date thereof from the auditors of the Company and addressed to the Agents and to the directors of the Company, in form and substance satisfactory to the Agents, relating to the verification of the financial information and accounting data and other numerical data of a financial nature contained therein and matters involving changes or developments since the respective dates as of which specified financial information is given therein, to a date not more than two business days prior to the date of such letter.

7.       CLOSING

7.1 The Offering will be completed at the offices of the Company's counsel at the Time of Closing or such other place, date or time as may be mutually agreed to; provided that if the Company has not been able to comply with any of the covenants or conditions set out herein required to be complied with by the Time of Closing or such other date and time as may be mutually agreed to and such covenant or condition has not been waived, the respective obligations of the parties will terminate without further liability or obligation except for payment of expenses, indemnity and contribution provided for in this agreement.

7.2      At the Time of Closing, the following shall be delivered to the
Agents:

    (a) certificates duly registered as the Agents may direct representing the Offered Securities;

    (b)  the requisite legal opinions and certificates as contemplated in
         Section 5.1; and

    (c) such further documentation as may be contemplated herein or as counsel to the Agents or the applicable regulatory authorities may reasonably require,

against payment of the purchase price for the Offered Securities (net of the Agency fee) by certified cheque or bank draft or wire transfer on an immediately available basis (as selected by the Company) payable to the Company or as it may direct. Subject to Section 11, the Company will, at the Time of Closing and upon such payment of the purchase price, reimburse the Agents for their estimated expenses as contemplated herein incurred up to the Closing Date upon the delivery by them to the Company of one or more invoices therefor, subject to any adjustment when such actual expenses are finally determined in accordance with Section 11.

         The Company understands that, in order for the Agents to obtain payment from certain of the Purchasers, certificates for certain of the Offered Securities must be available on the Closing Date in the cities of Vancouver, Calgary and Toronto. Accordingly, the Company will make all necessary arrangements to ensure that any such certificates are available to the Agents in such cities as at the Time of Closing.

7.3 All terms and conditions of this agreement shall be construed as conditions and any material breach or failure to comply with any such terms and conditions shall entitle the Agents to terminate their obligations to purchase the Offered Securities by written notice to that effect given to the Company prior to the Time of Closing. It is understood that the Agents may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any such terms and conditions or any other subsequent breach or non-compliance, provided that to be binding on the Agents, any such waiver or extension must be in writing.

8.       TERMINATION OF PURCHASE OBLIGATION

8.1 Without limiting any of the foregoing provisions of this agreement, and in addition to any other remedies which may be available to it, the Agents, on their own behalf and on behalf of the Purchasers, will be entitled, at their option, to terminate and cancel, without any liability on their part or on the part of the Purchasers, their obligations and the obligations of the Purchasers under this agreement or otherwise, to purchase the Offered Securities, by giving written notice to the Company at any time through to the Time of Closing if:

    (a) there is, in the sole opinion of the Agents, a material change or change in material fact or new material fact or an undisclosed material fact or material change which might be expected to have an adverse effect on the business, affairs, profitability, or prospects of the Company or on the market price or value of the Offered Securities or other securities of the Company;

    (b) the state of the financial markets is such that in the sole opinion of the Agents it would be unprofitable to offer or continue to offer the Offered Securities;

    (c) there should develop, occur, or come into effect an event of any nature, including accident, governmental law or regulation, which in the sole opinion of the Agents adversely affects or may adversely affect the financial markets or the business, affairs or profitability or prospects of the Company on a consolidated basis or the market price of the Offered Securities or any other securities of the Company;

    (d) there is any inquiry, action, suit, proceeding or investigation (whether formal or informal, and whether instituted, announced or threatened) in relation to the Company, the Advisor, either of the Promoters or any of their respective directors, officers or principal shareholders;

    (e) any order to cease trading in the securities of the Company is made by a Securities Commission; or

    (f) the Company is in material breach of any term, condition or covenant of this agreement or any representation or warranty given by the Company in this agreement is or becomes false, it being understood and agreed upon that the existence or non-existence of any such occurrence, situation, event or circumstance is to be determined solely by the Agents, whose determination shall be final and binding for all parties in interest.

         The Agents shall make reasonable efforts to give notice to the Company (in writing or by other means) of the occurrence of any of the events referred to in this section, provided that neither the giving nor the failure to give such notice shall in any way affect the Agents' entitlement to exercise this right at any time through to the Time of Closing.

         The Agents' rights of termination contained in this section are in addition to any other rights or remedies it may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this agreement.

8.2 If the obligations of the Agents and the Purchasers are terminated under this agreement pursuant to the termination rights provided for in
Section 8.1, the Company's liabilities to the Agents shall be limited to the Company's obligations under the indemnity, contribution and expense provisions of this agreement.

9.       INDEMNITY

9.1 The Company (the "INDEMNIFYING PARTY") covenants and agrees to indemnify the Agents and their shareholders, directors, officers, employees and agents (each being hereinafter referred to as an "INDEMNIFIED PARTY") except in the case of their wilful misconduct, bad faith or gross negligence, against all losses (other than a loss of profits or other costs of its personnel), claims, damages, liabilities, costs or expenses caused or incurred by reason of:

    (a) any statement, other than a statement relating to the Agents, contained in the Preliminary Prospectus, the Final Prospectus, the Registration Statement or in any Supplementary Material (collectively, the "OFFERING DOCUMENTS") which constitutes or is alleged to constitute a misrepresentation;

    (b) any statement, other than a statement relating to the Agents, contained in the Company's Information Record which at the time and in the light of the circumstances under which it was made, contained or is alleged to have contained a misrepresentation;

    (c) the omission or alleged omission to state in any of the Offering Documents, in the Company's Information Record or in any certificate delivered hereunder or pursuant hereto any material fact (other than a material fact omitted in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agents) required to be stated therein or necessary to make any statement therein (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Preliminary Prospectus or the Final Prospectus not misleading in light of the circumstances under which it was made;

                                     - 23 -
    (d) any order made or inquiry, investigation or proceeding commenced or threatened by any Securities Commission or other competent authority based upon any misrepresentation or alleged misrepresentation in any of the Offering Documents or in the Company's Information Record (other than a statement included in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agents) which prevents or restricts the trading in the Offered Securities or the distribution to the public of the Offered Securities;

    (e) the Company not complying with any requirement of any Applicable Securities Laws in the Qualifying Provinces or regulatory requirements in Canada or not complying with the requirements under U.S. Securities Laws; or

    (f) any material breach of any representation or warranty of the Company contained herein or the failure of any of them to comply with any of its obligations hereunder;

and will reimburse each Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred.

9.2 The Indemnifying Party waives its right to recover contribution from the Agents or any other Indemnified Party with respect to any of their liabilities solely by reason of or arising out of any misrepresentation, other than a misrepresentation included in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agents specifically for use therein, contained in any of the Offering Documents or in the Company's Information Record.

9.3 If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party pursuant to the provisions of Section 9.1 or if any potential claim contemplated hereby shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Company in writing; but the omission to notify the Company will not relieve the Indemnifying Party from any liability it may otherwise have to the Indemnified Party pursuant to Section 9.1. The Indemnifying Party shall be entitled but not obligated to participate in or assume the defence thereof; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defence thereof, and the fees and expenses of such counsel shall be borne by the Indemnified Party unless:

    (a) the employment thereof has been specifically authorized in writing by the Company;

    (b) the Indemnified Party has been advised by counsel that representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or

    (c) the Indemnifying Party has failed within a reasonable time after receipt of such written notice to assume the defence of such action or claim;

provided that the Indemnifying Party shall not be required to assume the fees and expenses of more than one counsel for the Indemnified Party. No party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other parties, such consent to be promptly considered and not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified herein obtained by the Indemnified Party from any other person.

9.4 The rights of indemnity contained in Section 9.1 shall not accrue to the benefit of any Indemnified Party if (i) the Agents were provided with a copy of any amendment or supplement to the Final Prospectus or Registration Statement which corrects any misrepresentation which is the basis of a claim by a party against such Indemnified Party and (ii) the person asserting the claim was not provided with a copy of such amendment or supplement by the Agents.

9.5 To the extent that any Indemnified Party is not a party to this agreement, the Agents shall obtain and hold the right and benefit of the indemnity provisions of Section 9.1 in trust for and on behalf of such Indemnified Party.

10.      CONTRIBUTION

10.1 In the event that the indemnity provided for above is, for any reason, illegal or unenforceable as being contrary to public policy or for any other reason, the Agents and the Indemnifying Party shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (including any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any action or claim which is the subject of this section but excluding loss of profits or consequential damages) of the nature provided for above such that the Agents will be responsible for that portion represented by the percentage that the portion of the Agency Fee bears to the gross proceeds realized from the sale of the Offered Securities, and the Indemnifying Party will be responsible for the balance, provided that, in no event, will an Agent be responsible for any amount in excess of the amount of the Agency Fee actually received by it. In the event that the Indemnifying Party may be held to be entitled to contribution from the Agents under the provisions of any statute or law, the Indemnifying Party shall be limited to contribution in an amount not exceeding the lesser of: (i) the portion of the full amount of losses, claims, costs, damages, expenses and liabilities, giving rise to such contribution for which the Agents are responsible, as determined above, and (ii) the amount of the Agency Fee actually received. Notwithstanding the foregoing, a party guilty of gross negligence, dishonesty, fraud or fraudulent misrepresentation shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section. The right to contribution provided in this section shall be in addition and not in derogation of any other right to contribution which the Agents may have by statute or otherwise by law.

11.      EXPENSES

11.1 All expenses incurred from time to time in connection with the Offering including, without limitation, the fees and disbursements of the Agents' Canadian and U.S. counsel (subject to the limits in the following paragraph), the Agents' out-of-pocket expenses (including those incurred in connection with due diligence) (subject to the limits in the following paragraph), of or incidental to the sale, issue, distribution and qualification for distribution of the Offered Securities, the costs of printing the Preliminary Prospectus, the Final Prospectus and the costs of all other marketing materials and to all matters in connection with the transactions herein set forth shall be borne by the Company. The Company covenants and agrees to fully reimburse the Agents from time to time for all such expenses immediately upon the receipt of one or more invoices (subject to the limits in the following paragraph).

         Notwithstanding anything to the contrary contained herein, the Company shall only be responsible for the Agents' out-of-pocket expenses (including those incurred in connection with their due diligence) and fees and disbursements of the Agents' Canadian and U.S. counsel, the aggregate of such expenses and fees and disbursements to be limited to a maximum of $175,000 Cdn., exclusive of GST exigible thereon.

11.2 If the Company determines not to proceed with the Offering for any reason whatsoever, the Company agrees that forthwith after such determination is made, it shall pay to the Agents, by way of certified cheque or bank draft, the sum of all of their out of pocket expenses incurred in accordance with subsection 11.1, which amount the parties hereby agree constitutes reimbursement of the costs of the Agents' due diligence review and related expenses incurred by the Agents.

11.3 The Agents acknowledge receipt from Basic Capital Funds, on behalf of the Company, of a non-refundable advance of $30,000 Cdn. paid to it in connection with the Offering, and acknowledge that such advance shall be credited against fees otherwise payable to the Agents in accordance with Sections 11.1 and 11.2.

12.      SURVIVAL OF WARRANTIES, REPRESENTATIONS, COVENANTS AND AGREEMENTS

12.1 All warranties, representations, covenants and agreements of the Company herein contained or contained in documents submitted or required to be submitted pursuant to this agreement shall survive the purchase by the Agents for a period ending on the Survival Limitation Date and shall continue in full force and effect for the benefit of the Agents regardless of the closing of the sale of the Offered Securities and regardless of any investigation which may be carried on by the Agents or on their behalf. For greater certainty, and without limiting the generality of the foregoing, the provisions contained in this agreement in any way related to the indemnification of each Indemnified Party by the Indemnifying Parties, or the contribution obligations of the Agents or those of the Indemnifying Parties, shall survive and continue in full force and effect for a period ending on the Survival Limitation Date.

13.      GENERAL CONTRACT PROVISIONS

13.1 Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier, as follows:

if to the Company:

         2235 Sheppard Avenue East
         Atria II, Suite 904
         Willowdale, Ontario
         M2J 5B5

         Attention:  Ronald Bernbaum
         Telecopier Number:  (416) 499-4624

with a copy to:

         Chaiton + Chaiton
         185 Sheppard Avenue West
         North York, Ontario
         M2N 1M9

         Attention:  Aran Kwinta
         Telecopier Number:  (416) 222-8402


if to the Agents:

         Porthmeor Securities Inc.
         Aetna Tower, Suite 1207
         Toronto-Dominion Centre
         Toronto, Ontario
         M5K 1H6

         Attention: Paul K. Bates
         Telecopier Number:  (416) 361-1099

         Octagon Capital Canada Corporation
         181 University Avenue
         Suite 406
         Toronto, Ontario
         M5H 3M7

         Attention: Paul Davis
         Telecopier Number: (416) 368-3811


         First Marathon Securities Limited
         The Exchange Tower
         2 First Canadian Place
         Suite 3200, P.O. Box 21
         Toronto, Ontario
         M5X 1J9

         Attention:  Jeffrey Hertz
         Telecopier Number: (416) 869-8013


with a copy to:

         Messrs. Fogler, Rubinoff
         Suite 4400, P. O. Box 95
         Royal Trust Tower
         Toronto-Dominion Centre
         Toronto, Ontario
         M5K 1G8

         Attention: Lawrence P. Haber
         Telecopier Number:  (416) 941-8852

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being telecopied and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

13.2 This agreement and the other documents herein referred to constitute the entire agreement between the Agents, the Company and Basic Capital Funds relating to the subject matter hereof and supersede all prior agreements between the parties with respect to their respective rights and obligations in respect of the Offering, including the engagement letter between the Agents and the Company dated May 13, 1996.

13.3 This agreement may be executed by telecopier and in one or more counterparts which, together, shall constitute an original copy hereof as of the date first noted above.

         If this agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate your acceptance by executing where indicated below and returning by courier one originally executed copy to the Agents.

Yours very truly,

PORTHMEOR SECURITIES INC.              OCTAGON CAPITAL CANADA
                                       CORPORATION


Per:                                   Per:
     ------------------------------         ------------------------------
     Authorized Signing Officer             Authorized Signing Officer


FIRST MARATHON SECURITIES LIMITED

Per:
     ------------------------------
     Authorized Signing Officer



                   -----------------------------------------

         The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date provided at the top of the first page of this agreement.


BASIC U.S. REIT, INC.



Per:
     ------------------------------
     Authorized Signing Officer

                                     SCHEDULE "A"

                               DETAILS OF THE OFFERING


OFFERING:                    2,740,000 shares of common stock (the
                             "SHARES") of the Company at a price of $10.00 per Share (the "OFFERED SECURITIES").

AGENCY FEE:                  Subject to closing, the Agents shall be
                             entitled to an aggregate fee equal to 7.5% of the gross proceeds of the Offering, payable at the Time of Closing. The fees payable to sub-agents shall be for the account of the Agents.

CLOSING DATE:                The Closing Date shall be January 3, 1997
                             subject to postponement to a date not later than January 31, 1997 and any subsequent closings prior to January 31, 1997 which may be agreed to between the Company and the Agents.

TIME OF CLOSING:             The Time of Closing shall be 8:30 a.m.
                             (Toronto time) on the Closing Date.

QUALIFYING PROVINCES:        The Provinces of Ontario, British Columbia
                             and Alberta and such other provinces as may be agreed to by the Company and the Agents.

                                     SCHEDULE "B"

                          OUTSTANDING CONVERTIBLE SECURITIES


    OTHER THAN AS DISCLOSED IN THE FINAL PROSPECTUS, THERE ARE NO OUTSTANDING CONVERTIBLE SECURITIES.

                                     SCHEDULE "C"

                      OPINION OF THE COMPANY'S CANADIAN COUNSEL


The opinion of the Company's Canadian counsel shall, subject to the usual qualifications, and assumptions in opinions of this nature, state that:

    (a) this agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to:

         (i) bankruptcy, insolvency and other similar laws affecting the rights of creditors generally;

         (ii) the qualification that equitable remedies, including without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction; and

         (iii) rights of indemnity, contribution and waiver of contribution being limited under applicable law;

    (b) subject to the qualifications set out therein, the statements in the Final Prospectus under the heading "CANADIAN FEDERAL INCOME TAX CONSIDERATIONS" (or its equivalent) constitute an accurate summary of the Canadian income tax considerations regarding an investment in, and the qualified investment status of, the Offered Securities;

    (c) the entering into by the Company of this agreement and other agreements pursuant to which the Offered Securities are to be issued which are entered into under the laws of Canada and the performance of its obligations contemplated hereby and thereby do not result in the violation of any of the terms or provisions of the constating documents, or by-laws or resolutions of the Company; and

    (d) all necessary documents have been filed and all requisite proceedings have been taken and all other legal requirements have been fulfilled by the Company as required under the Applicable Securities Laws in each of the Qualifying Provinces to qualify the Offered Securities for distribution or distribution to the public, as the case may be, and to permit the offering and sale of the Offered Securities in each such province through persons registered in a category permitting them to distribute or distribute to the public, as the case may be, the Offered Securities under the Applicable Securities Laws of such provinces who have complied with any restrictions on such registration.

                                     SCHEDULE "D"

                        OPINION OF THE COMPANY'S U.S. COUNSEL


         THIS IS SCHEDULE "D" TO THE AGENCY AGREEMENT BETWEEN BASIC U.S. REIT, INC. AND PORTHMEOR SECURITIES, INC. AND OCTAGON CAPITAL CANADA CORPORATION AND FIRST MARATHON SECURITIES LIMITED DATED AS OF November 26, 1996.

         The opinion of the Company's U.S. Counsel shall substantially state that:

         1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and is qualified to do business in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material adverse effect on the condition (financial), business, properties or results of operations of the Company.

         2. All necessary corporate action has been taken by the Company to validly issue the Offered Securities and, upon payment therefor in accordance with the terms of the Agency Agreement, the Offered Securities will be validly issued and outstanding and will be fully paid and non-assessable.

         3. The Registration Statement has become effective under the U.S. Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or threatened by the Commission.

         4. The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing date, complied as to form in all material respects with the requirements of the U.S. Securities Act, it being understood that no opinion need be expressed as to the financial statements, schedules, pro forma or other financial or statistical data included therein or omitted therefrom.

         5. The descriptions in the Registration Statement and Prospectus under the captions "U.S. Federal Income Tax Considerations" and "Certain Provisions of Maryland Law -- Business Combinations, -- Control Share Acquisitions" are accurate in all material respects and fairly present the information required to be shown.

         6. To counsel's knowledge, there are no contracts, agreements, documents or instruments to which the Company is a party or by which the Company is bound required to be filed as exhibits to the Registration Statement or described in the Registration Statement that are not so filed or described as required. Insofar as any statements in the Registration Statement constitute summaries of any such contract, agreement, document or instrument to which the Company is a party, such statements fairly summarize in all material respects the information required to be disclosed by the U.S. Securities Act and the rules promulgated thereunder with respect to such matters.

         7. The Company has all corporate power and authority to enter into the Agency Agreement, and the Agency Agreement has been duly authorized, and assuming the due execution and delivery of the Agency Agreement under the laws of the province of Ontario, to the extent that execution and delivery are matters of Maryland law, the Agency Agreement has been duly executed and delivered by the Company, and is a valid and binding agreement of the Company.

         8. The execution and delivery of the Agency Agreement and the consummation of the transactions contemplated therein do not and will not conflict with or result in a violation of or default under the Articles of Incorporation or Bylaws of the Company, or under any statute, rule or regulation applicable to the Company or any permit, order, judgment or decree known to counsel, or any lease, contract, indenture, mortgage, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement the violation of or default under which would have a material adverse effect upon the business, condition (financial or otherwise), results of operations or stockholders' equity of the Company, except such agreements, instruments or obligations with respect to which valid consents or waivers have been obtained by the Company.

         9. No consent, approval, authorization or order of, or filing with, any federal or state governmental agency or body is required for the consummation of the transactions contemplated by the Agency Agreement, or the issuance and sale of the Offered Shares by the Company, except such as have been obtained and such as may be required under state securities laws (as to which we express no opinion), or the rules of the NASD.

        10. The Company qualifies to be taxed as a "real estate investment trust" pursuant to Sections 856 through 860 of the Code, and the Company's planned method of operation as described in the Registration Statement will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

         11. Assuming the Company conducts its business and uses the proceeds from the sale of the Offered Shares as set forth in the Registration Statement, the Company is not, and upon consummation of the transactions contemplated in the Agency Agreement will not be required to register as an "investment company" as such term is defined in the United States Investment Company Act of 1940, as amended.

         12. Such counsel has been advised by the American Stock Exchange that the common shares of the Company, including the Offered Shares, have been duly authorized for listing by the American Stock Exchange upon official notice of issuance.

         13. The information in the Prospectus under the heading "Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and presents fairly in all material respects the information required to be disclosed therein under the U.S. Securities Act.

         14. The offer, issuance and sale of shares of Common Stock of the Company to Ronald Bernbaum prior to the Closing Date as described in the Prospectus are exempt from the registration requirements of the U.S. Securities Act and applicable state securities and Blue Sky laws.

         15. To counsel's knowledge, there are no legal or governmental proceedings, pending or threatened, before any court or administrative body or regulatory agency, to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement that are not so described.

         16. [Effect of choice of law provision under Maryland law.]

         17. [Enforceability of foreign country judgment under Maryland law.]

                                         -3-